SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2004 (July 14, 2004)

CAESARS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14573	88-0400631

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 699-5000

Item 5. Other Events and Required FD Disclosure.

On July 14, 2004, Caesars Entertainment, Inc. (the “Company”), Harrah’s Entertainment, Inc. (“Harrah’s”) and Harrah’s Operating Company, Inc., a wholly-owned subsidiary of Harrah’s (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Caesars with and into Merger Sub, with Merger Sub as the surviving corporation. Following the approval and adoption of the Merger Agreement by the stockholders of Caesars and Harrah’s and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, each outstanding share of common stock of Caesars will be exchanged for either $17.75 in cash or 0.3247 shares of Harrah’s common stock, at the election of each Caesars stockholder, subject to certain limitations and the terms of the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A joint press release announcing the execution of the Merger Agreement was issued on July 15, 2004. A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah's Entertainment, Inc., Harrah’s Operating Company, Inc. and Caesars Entertainment, Inc.

99.1	Joint press release issued by Harrah's Entertainment, Inc. and Caesars Entertainment, Inc. on July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2004

CAESARS ENTERTAINMENT, INC.

By:	/s/ Wesley D. Allison

Name:	Wesley D. Allison
Title:	Senior Vice-President, Controller and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah's Entertainment, Inc., Harrah's Operating Company, Inc. and Caesars Entertainment, Inc.

99.1	Joint press release issued by Harrah's Entertainment, Inc. and Caesars Entertainment, Inc. on July 15, 2004.